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Exhibit 99

                        PACIFICHEALTH LABORATORIES, INC.

                             AUDIT COMMITTEE CHARTER



         The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in overseeing (1) the integrity of the Company's accounting and financial reporting processes and the audits of the Company's financial statements and (2) the independence and performance of the Company's auditors. The Committee shall be responsible for the appointment, compensation, retention and oversight of the work of any independent auditors employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. These oversight responsibilities shall include the authority to retain independent auditors and to terminate independent auditors as the Committee deems appropriate. The independent auditors so employed shall report directly to the Committee.

         The Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that such delegation is in compliance with Section 10A(i)(3) of the Exchange Act and the rules thereunder and decisions of such subcommittees to grant pre-approvals shall be presented to the Committee at its next scheduled meeting. The Committee shall not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

         The Committee shall have the authority to engage independent legal, accounting or other consultants or advisors to advise it. The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel, auditor or other consultant or advisor to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. The Company shall provide appropriate funding, as determined by the Committee, for the payment of: (1) compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisors employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary for the Committee to carry out its duties under this Charter.

         The Committee shall:

         1. Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.


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         2.  Review the Company's annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices.

         3. Review with management and the Company's independent auditor any significant financial reporting issues and judgments observed by or brought to the attention of the Committee relative to the preparation of the Company's financial statements.

         4. Review the Company's quarterly financial statements prior to the filing of its Form 10-Q.

         5. Review any proposed major changes to the Company's auditing and accounting principles prior to their adoption.

         6. Receive periodic reports from the Company's independent auditor regarding the auditor's independence, including a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the auditor regarding such reports and any disclosed relationships or services that may impact the objectivity and independence of the auditor, and recommend any Board action deemed necessary and appropriate by the Committee to assure the independence of the auditor.

         7. Ensure the rotation of the audit partners of the independent auditor to the extent required by law.

         8. Recommend to the Board policies for the Company's hiring of employees, or former employees, of the Company's independent auditor who participated in any capacity in the audit of the Company, prior to the Company's hiring any such persons.

         9. Review and discuss reports from the independent auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management.

         10. Discuss with the independent auditor the matters required to be discussed with the Committee by the independent auditor under Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's financial statements.

         11. Review with the Company's independent auditor any problems or difficulties the auditor may have encountered, as well as any management letter provided by the auditor and the Company's response to that letter.

         12. Review and discuss with management, the independent auditor and the Chief Financial Officer: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.


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         13. Review disclosures made to the Committee by the Company's Chief
             Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         15. Review with the Company's attorneys such legal matters as the Committee determines may have a material impact on the Company's financial statements.

         16. Evaluate together with the Board the performance of the Company's independent auditor.

         17. Review the appointment and any replacements of the Company's principal accounting officer.

         18. Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         19. Review and approve all related-party transactions that would require disclosure in the Company's proxy statement and/or other periodic reports.

         If the Company has two independent directors, the Committee shall consists of the two independent directors. If the Company has three or more independent directors, the Committee shall consist of no fewer than three directors. Each member of the Committee shall: (a) be independent; (b) have the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement; and (c) not have participated in the preparation of the financial statements of the Company or any current subsidiary thereof at any time during the past three years. For purposes of this Charter, to be considered "independent" a Committee member: (1) must meet the independence requirements of The Nasdaq Stock Market, Inc. and any Securities and Exchange Commission regulation applicable to the Company; and (2) may not, other than in his or her capacity as a member of the Committee, the Board or any other Board committee, (a) accept any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, or (b) be an affiliated person of the Company or any subsidiary thereof.

         Committee members shall be members of the Board of the Company and shall be nominated and elected by the full Board annually. The full Board shall promptly fill vacancies that may occur on the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including, for example, being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities) which results in such member having financial sophistication. The qualifications of Committee members shall be determined by the full Board.


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         Meetings of the Committee may be called from time to time by the
Chairman or any two members of the Committee upon not less than seventy-two (72) hours prior notice (which may but need not state the business intended to be conducted at the meeting), provided that a meeting may be held without such notice if all members are present or, if absent, waive notice of the meeting. A majority of the members of the Committee shall constitute a quorum for the purpose of taking any action upon any matter than may come before it, and the Committee may take any action which it is authorized to take as a committee without the necessity of a meeting if all members of the Committee consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law. The Chair of the Committee shall promulgate such other rules or procedures as he or she deems necessary or appropriate for the proper and efficient conduct of the business of the Committee.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statement are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.